Exhibit 10.5

UNSECURED CONVERTIBLE PROMISSORY NOTE

AMENDMENT 1

This First Amendment (the "Amendment”) is to amend the following terms and conditions of the Unsecured Convertible Promissory Note dated March 6, 2013, (the “Original Note”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and Greggory Haugen (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on March 6, 2013, the Company entered into an Unsecured Convertible Promissory Note with the Lender (as the same may from time to time be further amended, modified, supplemented or restated), in which the Lender may invest capital in the Company of up to Two Hundred Thousand Dollars ($200,000) in the form of unsecured convertible debt;

WHEREAS, the Parties desire to amend the Original Note as inducement for the Lender to make a further investment of One Million Dollars ($1,000,000) pursuant to a Secured Promissiory Note entered into by and between the Company and the Lender on August 13, 2013:

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

Section 1(a) shall be struck and replaced by the following:

a.            Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of $200,000, which is the principal amount. All remaining amounts outstanding under this Note shall mature and become due and payable in full on September 30, 2015 (the "Maturity Date"), subject to any prior payment required by this Note, including, without limitation.

Section 5 shall be struck and replaced with the following:

2.     Events of Default. If any of the events of default specified in this Section shall occur, Holder may, so long as such condition continues, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.            Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.            Failure to issue shares of common stock of the Company within 10 days after the Company’s receipt of a valid notice of conversion; or

c.            The Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

d.            Any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 3.(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days.

Section 5 shall be added:

1.     Security Interest. This Note is secured by a security interest granted to the Lender pursuant to the Security Agreement dated January 5, 2011, by and among the Borrower and the Lender. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled hereunder or under any of the other documents executed in connection herewith or and any other agreement to which the Borrower and Lender are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Immediately, upon satisfaction of this Note (either by repayment or conversion), the security interest granted to the Lender pursuant to the Security Agreement shall be released unconditionally, fully and completely.

All other terms and conditions of the Original Note shall remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this amendment to the Original Note has been executed this 13th day of August, 2013, but shall be effective for all purposes as of March 6, 2013.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By: _____________________________

David M. Morse, CEO

Date: August 13, 2013

Lender:

By: _________________________

Greggory S. Haugen

Date: August 13, 2013

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